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E-Filed

Colorado Secretary of State
Date and Time: 12/31/2017 07:47 PM
ID Number: 20171976481

Document number: 20171976481
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Nonprofit Corporation

filed pursuant to § 7-122-101 and § 7-122-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the nonprofit corporation is Crypto Industry SRO, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the nonprofit corporation's initial principal office is

Street address: 4450 Arapaho Ave., Ste. 100 *(Street number and name)*

Boulder *(City)* CO *(State)* 80303 *(ZIP/Postal Code)*

(Province – if applicable) United States *(Country)*

Mailing address (leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*

(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the nonprofit corporation's initial registered agent are

Name (if an individual): Harris *(Last)* John *(First)* Noble *(Middle)* *(Suffix)*

OR

(if an entity)

(Caution: Do not provide both an individual and an entity name.)

Street address: 4450 Arapaho Ave., Ste 100 *(Street number and name)*

Boulder *(City)* CO *(State)* 80303 *(ZIP Code)*

Mailing address
(**leave blank** if same as street address)

____
(Street number and name or Post Office Box information)

_______________ CO _______________.
(City) *(State)* *(ZIP Code)*

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)	Littman	Michael	a.	
	(Last)	*(First)*	*(Middle)*	*(Suffix)*

OR

(if an entity) _______________________________

*(**Caution:** Do not provide both an individual and an entity name.)*

Mailing address PO Box 1839
(Street number and name or Post Office Box information)

Arvada CO 80001
(City) *(State)* *(ZIP/Postal Code)*

_______________ United States.
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. *(If the following statement applies, adopt the statement by marking the box.)*

☐ The nonprofit corporation will have voting members.

6. Provisions regarding the distribution of assets on dissolution:

The assets shall be distributed 51% to the manager(s) pursuant to a management agreement and 49% to the active members, as of the date of dissolution, pro rata, unless amended hereafter.

7. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

8. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are ____________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. The true name and mailing address of the individual causing the document to be delivered for filing are

littman	michael	a	
(Last)	*(First)*	*(Middle)*	*(Suffix)*
PO Box 1839			
(Street number and name or Post Office Box information)			
Arvada	CO	80001	
(City)	*(State)*	*(ZIP/Postal Code)*	
	United States		
(Province – if applicable)	*(Country)*		

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).